UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2010

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On May 20, 2010, of 6,386,925 shares outstanding and entitled to vote at the Northrim BanCorp, Inc. (the “Company”) Annual Meeting, 5,819,543, or 91.1%, which constituted a quorum, were represented in person or by proxy. At the Annual Meeting all ten directors were elected for one-year terms expiring on the date of the Annual Meeting in 2011. The results of the voting on the election of directors were as follows:

DIRECTOR	FOR	WITHHOLD	VOTES CAST	NONVOTES	TOTAL SHARES
R. Marc Langland	3,175,430	1,914,083	5,089,513	1,297,412	6,386,925
Larry S. Cash	4,311,171	778,342	5,089,513	1,297,412	6,386,925
Mark G. Copeland	4,384,668	704,845	5,089,513	1,297,412	6,386,925
Ronald A. Davis	4,998,375	91,138	5,089,413	1,297,412	6,386,925
Anthony Drabek	4,933,314	156,199	5,089,513	1,297,412	6,386,925
Christopher N. Knudson	3,753,376	1,336,137	5,089,513	1,297,412	6,386,925
Richard L. Lowell	4,998,384	91,129	5,089,513	1,297,412	6,386,925
Irene Sparks Rowan	4,998,315	91,198	5,089,513	1,297,412	6,386,925
John C. Swalling	4,965,581	123,932	5,089,513	1,297,412	6,386,925
David G. Wight	5,028,170	61,343	5,089,513	1,297,412	6,386,925

The results of voting on Proposal 2 and Proposal 3 were as follows:

Proposal 2. A Board proposal to approve the Northrim BanCorp, Inc. 2010 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN	VOTES CAST	NONVOTES	TOTAL SHARES
4,874,464	200,783	14,266	5,089,513	1,297,412	6,386,925

Proposal 3. A Board proposal to ratify the selection of Moss Adams LLP as the Company’s registered public accountants for the fiscal year ending December 31, 2010:

FOR	AGAINST	ABSTAIN	VOTES CAST	NONVOTES	TOTAL SHARES
5,773,874	35,328	10,341	5,819,543	567,382	6,386,925

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

May 24, 2010	By:	Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: Executive Vice President and Chief Financial Officer